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                                                                   Exhibit 3.127


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                                   ARTICLE 1.

                                  STOCKHOLDERS

     Section 1. The stockholders of this company shall be those who appear on the books of the company as holders of one or more shares of the capital stock.

     Section 2. The annual meeting of the stockholders shall be held on the 3rd day of August of each year at the principal office of the company, for the election of the Board of Directors for the ensuing year, and for the transaction of such other business as may properly come before the meeting. Notice of the meeting shall be mailed to each stockholder to his address as the same appears on the records of the Company, at least five days prior to the meeting.

     Section 3. A special meeting of the stockholders may be held at any time upon the call of the President, or by order of the Board of Directors, and it shall be the duty of the said President to call such a meeting whenever requested so to do by stockholders holding 10% of the capital stock. Written notice of such special meeting shall be mailed to each stockholder at his address as the same appears on the records of the company, at least ten days prior to meeting, stating therein the purpose for which the meeting is held.

     Section 4. The majority of the stock of the Company
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must be represented in person or by proxy to constitute a quorum. Only those shall be entitled to vote who appear as stockholders upon the records of the company. If a quorum fail to attend at the time and place of meeting, those who do attend may adjourn from time to time until the meeting shall be regularly constituted.

     Section 5. At such meetings, all questions, unless by the bylaws otherwise provided, shall be determined by a majority vote of the stockholders present in person or by proxy, each stockholder being entitled to one vote for each share of stock in his name as appears upon the record.

     Section 6. All the meetings of the stockholders shall be presided over by a chairman, who shall be elected at the meeting. Such meeting shall be attended by the Secretary of the company; who shall ex-officio be the secretary of such meeting. The proceedings of each meeting shall be verified by the signature of the Chairman.

                                   ARTICLE 11.

                                    DIRECTORS

     The affairs of this company shall be under the management of its Board of Directors, and such officers and agents as said Board may elect or employ.

     Section 2. The Board of Directors shall be four in number, unless otherwise determined by the stockholders from time to
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time. Said Directors shall be elected each year at the annual meeting of stockholders to hold office until the next annual meeting, or until the election of their successors. Vacancies in the Board shall be filled by the Board of Directors. The person elected shall hold office until the next annual meeting of stockholders, when the vacancy shall be filled as usual.

     Section 3. The Board of Directors shall, as soon after their annual election as conveniently may be, elect from their number a President and Vice-President, who shall hold this office for one year and until others are chosen and qualify in their stead. The Board shall also annually elect a Secretary-Treasurer who need not be a member of the Board, and such other officers, agents and factors as they deem necessary, who shall hold office until others are choosen and qualify in their stead, subject to removal by the Board at any time, with or without cause.

     Section 4. The Board of Directors shall hold its meetings at such times and places as it may designate. A special meeting may be called at any time by the President or any Director. Notice of the Directors' meeting shall be given by mailing notice thereof to each Director 3 days before such meeting.
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     Section 5. A majority of Directors in office shall be necessary to constitute a quorum for the transaction of business. Any question coming before the Board shall be determined by a majority of those present.

     Section 6. The Board of Directors may delegate its powers to the President, who shall be endowed with all powers of the Board to be excercised when he sees fit, at any time when the Board is not in session, and power is hereby given to said President when so authorized by the board.

                                   ARTICLE III

                        THE DUTIES AND POWERS OF OFFICERS

     Section 1. The President shall preside at all meetings of the Board: shall be ex-officio, a member of all committees; shall employ and discharge all clerks, employees and agents, subject, however, to the right of the Board to direct by the majority vote the employment or dismissal of any agent or employee. He shall sign all checks, all certificates of stock and conveyances of real estate, and any other instrument in writing requiring a signature, and perform such other duties as may be required of him from time to time by the directors.

     Section 2. In case of absence of the president, or his inability to act, his duty shall be performed by the Vice-President, who, in that event shall exercise any of the above powers of the
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the President.

     Section 3. The Secretary, shall attend all the meetings of the stockholders and directors and keep a full and accurate account of their proceedings in a book to be kept for that purpose. He shall record all transfers of stock, and cancel and preserve all certificates of stock transferred, as well as the address of all stockholders. The Secretary shall also be the transfer agent of the company for the transfer of all certificates of stock. He shall also keep the seal of the company and affix the same to all certificates of stock, conveyances of real estate, and such other instruments requiring the seal as may be directed by the Board of Directors. The Secretary shall also keep such other books, and perform such other duties as may be required of him by the Board of Directors.

     Section 4. The Secretary shall also be the Treasurer and shall keep a full and accurate account of receipts and disbursements of the company in books belonging to the company, and shall deposit all monies and other valuable objects in the name of the company in such depositories or safety vaults that may be designated by the Board. A report of the finances of the company shall be made by the Treasurer whenever requested by the President and a report of like character shall be submitted by him at each annual meeting. He may be required by the Directors at any time to give such bond
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as the Directors may designate.

                                   ARTICLE IV.

                                  CAPITAL STOCK

     Section 1. All certificates of stock shall be signed by the President and Secretary and be attested by the Corpate seal.

     Section 2. The certificate of stock may be transferred, sold, assigned, or pledged by an indorsement to the proper effect in writing on the back of certificate, and delivery of such certificate by the transferrer to the transferee; provided that until notice given of such transfer to the Secretary of the company, and the surrender of the certificate of stock for cancellation, and the issue of a new certificate in lieu of that surrendered, this company may regard and treat the transferrer as being still the owner of the stock.

     Section 3. All surrendered certificates shall be marked: "Cancelled," with the date of cancellation, by the Secretary, and shall be immediately pasted into the stock book opposite memorandum of their issue.

     Section 4. A duplicate certificate of stock may be issued for such as may have been lost or destroyed upon the applicant's furnishing affidavit that he is owner of said certificate and that same has been, lost or destroyed, together
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with bond of indemnity, with satisfactory security to the company conditioned upon loss in consequence of issue of said duplicate certificate. And no such duplicate shall be issued until after the publication once a week for four weeks, at the expense of the applicant, of a notice of the application therefor in some newspaper of general circulation, designated by the President, published in the City of the applicant's residence.

                                   ARTICLE V.

                               (CHECKS AND NOTES)

     The monies of the corporation shall be deposited in the name of the corporation in such bank or trust company as the Board of Directors shall designate, and shall be drawn out only by checks signed by the Treasurer or other person designated by the Board. The signature of the President and Secretary should be required for notes for all business obligations of the company.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 1. The seal of this company shall be circular in form with the words, "TUNNELL-WEBB PUBLICATIONS, INC." on the circumference, with five-pointed star in the center.

     Section 2. The fiscal business year of this company shall begin on the first day of January, and end on the
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31st day of December, following in each year.

     Section 3. The Board of Directors may, at any time, declare a dividend of such part of the net earnings of the company as it may deem prudent to divide, carrying all or any part of the residue to the surplus account, or account of undivided profits or for use in improvements as it shall deem best.

     Section 4. Bylaws may be altered, amended, modified or added to by the vote of stockholders holding a majority of the stock of the company, present in person or by proxy, at any general, or special meeting of stockholders of the company. A copy of such amended Bylaws shall be sent to each stockholder within thirty days after their adoption.


                                    Tr.@ J.